UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2007

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

SECTION 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2007 the Company closed a Securities Purchase Agreement (the “July 07 Securities Purchase Agreement”) entered into on July 24, 2007 with Herakles Investments, Inc. (“Herakles”), an affiliate of Sponsor Investment, LLC (“Sponsor”), Crestview Capital Master, LLC (“Crestview”), Midsummer Investment Ltd. (“Midsummer”), Islandia, LP (“Islandia”), Enable Growth Partners, LP, Enable Opportunity Partners, LP and Pierce Diversified Strategy Master Fund LLC, Ena (collectively, “Enable” and together with Herakles, Crestview, Midsummer and Islandia collectively referred to as the “Purchasers”) in which the Company agreed to issue to the Purchasers $3,000,000 in principal amount of 8% Convertible Debentures (“Debentures”) and warrants (“Warrants”) to purchase 7,500,000 shares of Common Stock of the Company at $0.20 per share, by the payment of $2,500,000 in cash and tender to the Company the Company’s promissory notes aggregating $500,000 which the Company had issued pursuant to the July 07 Securities Purchase Agreement.

The following table sets forth the face amount of the Debentures and the number of Warrants purchased by each of the Purchasers on the Closing Date.

Name of Purchaser	Principal Amount of Debentures	No. of Warrants
Herakles Investments, Inc.	$1,761,330	4,403,325
Crestview Capital Master, LLC	449,280	1,123,200
Midsummer Investment Ltd.	428,040	1,070,100
Islandia, LP	170,460	426,150
Enable Growth Partners, LP	162,270	405,675
Enable Opportunity Partners, LP	19,080	47,700
Pierce Diversified Strategy Master Fund LLC, Ena	9,540	23,850

Total	$3,000,000	7,500,000

All of the Purchasers collectively beneficially owned, prior to such purchase, a majority of the outstanding shares of the Company’s Common Stock and a majority of the outstanding warrants to purchase Common Stock issued by the Company.

The Debentures accrue interest at 8% per annum and are payable in full on July 31, 2010. Principal of the Debentures is convertible, at any time, into shares of Common Stock of the Company at a conversion price of $0.20 per share. The conversion price will be adjusted on the 90th calendar day after the first reverse split of the Company’s Common Stock to occur after the issuance date of the Debentures. The new conversion price will be 100% of the daily volume weighted average trading price of the Common

Stock for 22 trading days immediately preceding such 90th day. The Debentures are also subject to adjustment for certain antidilution events. Interest only is payable on the Debentures on October 1, January 1, April 1 and July 1 of each year during which the Debentures are outstanding either in cash or in shares of Common Stock of the Company, valued at the lower of the conversion price or 100% of the daily volume weighted average trading price of the Common Stock for 20 trading days prior to the date such interest payment is due.

The Debentures contain liquidated damages provisions in the event the Company fails to deliver certificates for shares of Common Stock issuable thereunder within the time periods required. In addition, in the event of a default under the Debentures, the Company will be obligated to pay interest at 18% after the default and pay the higher of (a) 110% of the principal amount of the Debentures and (b) the then market value of the Common Stock issuable upon conversion of the Debentures.

So long as any portion of the Debentures is outstanding, the Company may not and may not permit any of its subsidiaries to directly or indirectly:

•	enter into, create or suffer to exist any indebtedness for borrowed money of any kind other than the Construction Loan ;

•	enter into, create or suffer to exist any liens of any kind, on or with respect to any of its property other than Permitted Liens (as defined in the Debentures);

•	amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of a Purchaser;

•	repay, repurchase or acquire more than a de minimis number of shares of its Common Stock;

•	enter into any agreement with respect to any of the foregoing; or

•	pay cash dividends or distributions on any equity securities of the Company.

The following will constitute events of default under the Debentures:

•	any default in the payment of the principal amount of any Debenture, or interest, which default is not cured within the applicable grace periods;

•	the Company shall fail to observe any other covenant or agreement contained in the Debentures which failure is not cured within the applicable grace periods;

•

a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (a) any of the Securities Purchase Agreement, the Debentures, the Warrants, the Restated Registration Rights Agreement (as defined below) (collectively, the “Transaction

Documents”), or (b) any other material agreement, lease, document or instrument to which the Company or any subsidiary is bound;

•	any representation or warranty made in any Transaction Documents, or in any other report, financial statement or certificate made or delivered to a holder of a Debenture shall be untrue or incorrect in any material respect as of the date when made;

•	the Company or any of its subsidiaries shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws or suffer from one of a number of events that would indicate its bankruptcy or insolvency;

•	the Company or any subsidiary shall default in any of its obligations under any instrument under which an amount exceeding $250,000 exists and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•	the Company shall be a party to any Change of Control Transaction (as defined in the Debentures) or Fundamental Transaction (as defined in the Debentures), shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock;

•	the Company shall fail to deliver certificates to a holder prior to the ninth trading day after the holder is entitled thereto or to comply with requests for conversion of the Debentures; and

•	the Company shall de-register the Common Stock under Section 12 of the Exchange Act or cease filing the periodic reports required thereunder.

Certain holders are not allowed to convert their Debentures or exercise their Warrants if, after giving effect thereto, the holder and its affiliates would beneficially own in excess of 9.99% of the Common Stock outstanding.

The Warrants have a four-year term and are exercisable at any time, in whole or in part. The number of shares exercisable under the Warrants and the exercise price are subject to adjustment in the event of a stock split, combination, reclassification, stock distribution or dividend. The Warrants also contain customary provisions regarding the conversion of the Warrants in the event of a reclassification, consolidation, merger, sale of substantially all the assets of the Company or similar corporate transaction.

Fourth Amendment to Registration Rights Agreement

The Registration Rights Agreement that the Company entered into on February 22, 2005 with certain of its stockholders, as amended, was amended and restated again on July 24, 2007 to include as registrable shares thereunder the shares of Common Stock issuable pursuant to the Debentures and the Warrants (as amended, the “Registration Agreement”). Under the Registration Agreement, the Company is obligated, at its own expense, to register for sale with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) the Common Stock of the Company held or acquired by any of the stockholders a party thereto. A request for a demand registration may not be made prior to July 24, 2008. The Participating Stockholders have the right to make six “long-form” demands for registration and unlimited “short-form” demands for registration, and have unlimited “piggyback” registration rights.

Amendment to Bridge Notes

In connection with the July 07 Securities Purchase Agreement, the holders of the promissory notes of the Company in the aggregate amount of $2,000,000 issued March 7, 2007 (the “Bridge Notes”) (a) consented to the issuance of the Debentures and Warrants, (b) waived any provision that would prohibit the transactions contemplated by the July 07 Securities Purchase Agreement, and (c) agreed to extend the due date of the Bridge Notes to October 31, 2008.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

As described under Section 1.01 above, the Company has amended the Construction Loan and issued $3,000,000 in principal amount of Debentures.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As described under Item 1.01 above, the Company has entered into the July 07 Securities Purchase Agreement pursuant to which it issued $3,000,000 in principal amount in Debentures, and Warrants to purchase up to 7,500,000 shares of its Common Stock. In addition, effective July 3, 2007, the Company issued 1,302,363 shares to Opus in payment of interest owed to it through June 30, 2007. Shares of Common Stock are also issuable as payments of interest under the Debentures and upon conversion of the Debentures and the Warrants. The foregoing securities were offered and sold in private transactions in accordance with Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, based on the investment representations and position as informed, accredited investors of the recipients thereof. The sales were made without the use of an underwriter or selling agent, and no commissions or underwriting discounts were paid in connection with such sales.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to the terms of the July 07 Securities Purchase Agreement, on July 31, 2007, the following members of the Company’s Board of Directors resigned: Mr. John T. Corcia, Mr. Kenneth Z. Scott and Mr. Henry W. Sullivan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The Securities Purchase Agreement dated as of July 25, 2007, the Form of 8% Convertible Debenture Due July 25, 2010, the Form of Common Stock Purchase Warrant, the Fourth Amended And Restated Registration Rights Agreement, the Third Amendment To Amended And Restated Promissory Note, the Fourth Amendment To Construction Loan Agreement and the Consent And Notice Of Extension will be filed as exhibits to the next periodic report filed by the Company with the SEC under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Mahesh Shetty
Mahesh Shetty, CFO

Dated: August 6, 2007